EXHIBIT 99.1

4Q17

MB FINANCIAL, INC. REPORTS FOURTH QUARTER 2017 NET INCOME OF $144.2 MILLION

CHICAGO, January 25, 2018 – MB Financial, Inc. (NASDAQ: MBFI), the holding company for MB Financial Bank, N.A., today announced fourth quarter 2017 net income of $144.2 million compared to $60.8 million last quarter and $47.2 million in the fourth quarter a year ago.  Diluted earnings per common share were $1.67 in the fourth quarter of 2017 compared to $0.69 last quarter and $0.53 in the fourth quarter a year ago. Annual net income for 2017 was $304.0 million compared to $174.1 million for 2016. Diluted earnings per common share were $3.49 for 2017 compared to $2.13 for 2016.

Fourth quarter 2017 operating earnings were $47.4 million compared to $62.8 million last quarter and $51.8 million in the fourth quarter a year ago.  Diluted operating earnings per common share were $0.53 in the fourth quarter of 2017 compared to $0.72 last quarter and $0.59 in the fourth quarter a year ago. Annual operating earnings for 2017 were $211.1 million compared to $190.5 million for 2016. Diluted operating earnings per common share were $2.39 for 2017 compared to $2.34 for 2016.

Capital Raise and Tax Reform Update

•
In November 2017, we successfully issued $200 million in 6% fixed rate non-cumulative perpetual preferred stock, and our bank subsidiary issued $175 million in 4% fixed-to-floating rate subordinated notes. A portion of the net proceeds of the preferred stock offering will be used to redeem all $100 million of our 8% non-cumulative perpetual preferred stock on February 15, 2018 and $10 million was used to pre-pay our term note in January 2018.

•
We recognized a $104.2 million tax benefit in the fourth quarter of 2017 due to the enactment of the Tax Cuts and Jobs Act of 2017 ("TCJ Act"). Approximately $6.5 million of the tax benefit was recognized at our Banking Segment, $65.3 million at our Leasing Segment, and $32.4 million at our Mortgage Banking Segment.

•
Our company's capital position was strengthened by the capital we raised and the TCJ Act tax benefit. Our tangible common equity to tangible assets increased to 8.70% at December 31, 2017 compared to 8.07% at September 30, 2017 and our total capital to risk-weighted assets increased to 14.23% at December 31, 2017 compared to 11.67% at September 30, 2017.

•
In the fourth quarter, we contributed $7.5 million to the MB Financial Charitable Foundation, raised our minimum wage to $15 per hour effective January 2018, and awarded approximately $2.7 million in one-time bonuses.

•	We estimate that our effective tax rate in 2018 will be reduced by approximately 10%, due to the TCJ Act, to 24%.

"We had a very busy fourth quarter and 2017.  We raised $375 million of capital; increased our residential mortgage team with members transferred from Busey Bank; and as a result of a Tax Cuts and Jobs Act of 2017 tax benefit, we were able to give back to our employees and communities.  Our capital position meaningfully strengthened. We significantly grew our core banking business.  And, we did so while maintaining high credit quality," said Mitchell Feiger, President and Chief Executive Officer of MB Financial, Inc.  "In 2017, we had solid loan growth of 9.8%, low-cost deposit growth of 3.4%, and key fee growth, excluding mortgage banking revenue, of 15.1%.  I attribute our success to an unwavering focus on the four pillars of our long-term strategy:  high quality low-cost deposits; strong rapidly growing fee businesses; diversification across revenue and profit sources, loans and deposits; and close attention to balance sheet risk, especially credit quality."
Mr. Feiger continued, "Our operating earnings for the quarter were down as funding costs and other expenses increased and our Mortgage Banking segment recorded a loss.  While disappointing, many of the things we accomplished in 2017, particularly in the fourth quarter, set us up well for 2018. We had significant growth in low-cost deposits in the quarter (15.6% annualized) led by growth in noninterest bearing deposits of 18.2% on an annualized basis. Lease finance revenue grew 17.9% in the year as a result of investments we made in Leasing personnel and products. Our Wealth Management Department saw good growth and reorganized to be even more successful. Fourth quarter trust and asset management fees were 6.9% greater than the same period a year earlier. Our Cards and Payments businesses continues to grow at a rapid pace. Fourth quarter cards fees were 15.9% greater than the same period in 2016. MB Business Capital (our asset-based lending unit) and our Commercial Specialty businesses, among others, added significant numbers of new clients in the year. Our investment portfolio again had strong returns. And our growing investments in technology and infrastructure should provide a more reliable, safer, and more nimble operating environment for our company. These investments, new clients, increased revenues, and strong expense control, along with an expected improvement in our net interest margin in the first quarter of 2018 position us well for 2018.”

Operating Earnings (in thousands, except per share data)

						Year Ended
						December 31,
	4Q17	3Q17	2Q17	1Q17	4Q16	2017	2016
Net income - as reported	$144,194	$60,843	$44,466	$54,537	$47,191	$304,040	$174,136
Non-core items, net of tax (1)	(96,814)	1,942	3,292	(1,358)	4,656	(92,938)	16,361
Operating earnings	47,380	62,785	47,758	53,179	51,847	211,102	190,497
Dividends on preferred shares	2,000	2,002	2,002	2,003	2,005	8,007	8,009
Operating earnings available to common stockholders	$45,380	$60,783	$45,756	$51,176	$49,842	$203,095	$182,488
Diluted earnings per common share - as reported	$1.67	$0.69	$0.50	$0.62	$0.53	$3.49	$2.13
Diluted operating earnings per common share	$0.53	$0.72	$0.54	$0.60	$0.59	$2.39	$2.34

(1)	Non-core items represent the difference between non-core non-interest income and non-core non-interest expense net of tax. See "Non-GAAP Financial Information" section for details on non-core items.

Key Items - Full Year (compared to 2016)

Operating Earnings

•	Operating earnings increased $20.6 million, or 10.8%, to $211.1 million compared to the prior year.

•
The Banking Segment contributed $34.1 million to the increase in operating earnings partly offset by a $13.4 million decrease in the Mortgage Banking Segment. Leasing Segment operating earnings were consistent with the prior year.

•
Banking Segment operating earnings were positively impacted by strong loan growth, improvements in nearly all key fee initiatives, as well as our merger with American Chartered Bancorp Inc. ("American Chartered") completed in third quarter 2016.

•	Mortgage Banking Segment operating earnings, which declined from $18.9 million to $5.5 million, were impacted by lower origination and servicing fees.

•	Diluted operating earnings per common share were $2.39 compared to $2.34 in the prior year.

Loans

•	Loans, excluding purchased credit-impaired loans, increased $1.2 billion (+9.8%). Growth was driven by increases in commercial, commercial real estate, and residential real estate loan balances.

•	Quarterly average loan balances, excluding purchased credit-impaired loans, increased $1.3 billion.

•
Our average yield on loans, excluding accretion on loans acquired in bank mergers, was 4.09%, 20 basis points higher than in the prior year. This increase was driven by several Federal Reserve interest rate increases in 2016 and 2017.

Deposits

•	Low-cost deposits increased $416.9 million (+3.4%) to $12.5 billion. Growth was driven by a $411.8 million increase in money market and NOW accounts.

•	Quarterly average low-cost deposits increased $244.6 million.

•	Average cost of total deposits increased eight basis points to 0.28%.

Net interest margin

•
Our net interest margin on a fully tax equivalent basis, excluding accretion on loans acquired in bank mergers, increased three basis points to 3.52%. This increase was due to a favorable change in the mix of interest earning assets and higher loan yields partly offset by increased funding costs and an unfavorable shift in the mix of liabilities.

•	Average cost of funds increased 16 basis points to 0.43%.

Key Items - Fourth Quarter (compared to third quarter of 2017)

Operating Earnings

•	Operating earnings decreased $15.4 million, or 24.5%, to $47.4 million compared to the prior quarter. This decrease resulted from the following items, net of income taxes:

•	a $2.1 million decrease in net interest income due to lower yields on interest earning assets and a higher cost of funds;

•	a $3.4 million decrease in mortgage banking revenue due to lower origination and servicing fees;

•	a $3.1 million increase in core non-interest expense due to higher occupancy and equipment expense, computer services and telecommunication, professional and legal, and other operating expenses; and

•
a $2.1 million increase in state income tax accruals as a result of income allocation to high income tax rate jurisdictions. Prior quarter operating earnings included tax benefits of $4.0 million due to the impact of the Illinois state income tax rate increase and a reduction in tax accruals attributable to compensation.

•
The $3.1 million after-tax increase in core non-interest expense includes $511 thousand of after-tax expenses from additional mortgage banking operations acquired in December 2017 (see the "Operating Segments - Mortgage Banking Segment" section for further information). In addition, it includes approximately $1.6 million of after-tax expenses that are not expected to repeat in the first quarter of 2018. See the Non-interest Expense section for further information on the run-rate of non-interest expense.

•	Diluted operating earnings per common share were $0.53 compared to $0.72 in the prior quarter.

Loans

•	Loans, excluding purchased credit-impaired loans, increased $92.9 million (+0.7%, or +2.7% annualized) to $13.8 billion due to growth in lease loan and commercial real estate loan balances.

•	Average loan balances, excluding purchased credit-impaired loans, increased $177.8 million due to an increase in commercial real estate loans.

•	Average yield on loans, excluding accretion on loans acquired in bank mergers, was 4.17%, unchanged from the prior quarter.

Deposits

•
Low-cost deposits increased $472.6 million in the quarter (+3.9%, or +15.6% annualized) to $12.5 billion. Growth was driven by a $280.4 million increase (+4.6%, or +18.2% annualized) in non-interest bearing deposits as well as a $112.7 million increase (+2.3%, or +9.2% annualized) in money market and NOW accounts.

•	Average low-cost deposits increased $295.4 million.

•
Average cost of total deposits increased six basis points to 0.36% due to increases in interest rates paid on deposits and an unfavorable shift in the mix of deposits. Average low-cost deposits decreased to 83% of total deposits in the fourth quarter 2017 compared to 84% in the prior quarter.

Net interest margin

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Net interest margin on a fully tax equivalent basis, excluding accretion on loans acquired in bank mergers, decreased seven basis points in the quarter to 3.49%. Approximately three basis points of the decrease was due to the Company maintaining higher interest earning cash balances during the quarter in anticipation of redeeming our 8% non-cumulative perpetual preferred stock and pre-paying our term note. Two basis points of the decrease was due to increased deposit costs and an unfavorable shift in the mix of deposits, and two basis points related to the new subordinated debt issued in November 2017.

•	Average cost of funds increased five basis points to 0.51%.

•
The TCJ Act corporate tax rate, effective in 2018, is expected to decrease our taxable equivalent net interest margin by approximately six basis points.  The expected decrease is caused by a lower tax benefit on municipal securities and tax exempt loans.

Guidance for 2018 on selected financial items:
We expect:

•	outstanding loans to grow in the mid to high single digits (percent) for the year.

•
net interest margin for the first quarter of 2018, excluding accretion on bank merger loans and inclusive of the six basis point decrease due to the TJC Act, to moderately increase from the fourth quarter of 2017, which was 3.49%.

•	non-interest expense, excluding commissions, to grow in the low single digits (percent) from the fourth quarter 2017 run-rate found on page 23.

•	annual operating earnings for the Mortgage Banking Segment to be between $8 to $12 million. The first and fourth quarters of the year are typically the slowest for mortgage banking activity.

•	our effective tax rate in 2018 to be approximately 24%.

Operating Segments

The Company has three reportable operating segments: Banking, Leasing, and Mortgage Banking. Our Banking Segment generates revenues primarily from its lending, deposit gathering, and fee business activities. Our Leasing Segment generates revenues through lease originations and related services. Our Mortgage Banking Segment originates residential mortgage loans for sale to investors through its retail and third-party origination channels as well as residential mortgage loans held in our loan portfolio. The Mortgage Banking Segment also services residential mortgage loans owned by investors and the Company. The financial information below was adjusted for funds transfer pricing and internal allocations of certain expenses and excludes non-core non-interest income and expense.

Banking Segment

The following table summarizes certain financial information for the Banking Segment for the periods presented (in thousands):

						Year Ended
						December 31,
	4Q17	3Q17	2Q17	1Q17	4Q16	2017	2016
Net interest income	$140,180	$142,888	$135,982	$131,449	$133,688	$550,499	$475,133
Provision for credit losses	501	3,637	8,890	3,527	4,193	16,555	18,583
Net interest income after provision for credit losses	139,679	139,251	127,092	127,922	129,495	533,944	456,550
Non-interest income:
Lease financing revenue, net	1,795	1,097	1,326	1,545	1,050	5,763	3,408
Treasury management fees	15,234	14,508	14,499	14,689	14,237	58,930	50,620
Trust and asset management fees	9,024	8,702	8,498	8,520	8,442	34,744	32,872
Card fees	5,032	4,585	4,413	4,566	4,340	18,596	16,071
Capital markets and international banking fees	3,999	4,870	3,586	3,253	4,021	15,708	13,332
Other non-interest income	9,359	10,940	9,655	9,306	9,314	39,260	35,899
Total non-interest income	44,443	44,702	41,977	41,879	41,404	173,001	152,202
Non-interest expense:
Salaries and employee benefits expense:
Salaries	44,782	45,096	44,019	42,120	42,797	176,017	151,850
Commissions	1,119	877	1,121	1,107	1,090	4,224	5,082
Bonus and stock-based compensation	10,418	10,032	10,603	10,619	9,535	41,672	37,416
Other salaries and benefits (1)	14,119	14,604	12,698	13,705	13,920	55,126	50,567
Total salaries and employee benefits expense	70,438	70,609	68,441	67,551	67,342	277,039	244,915
Occupancy and equipment expense	13,769	12,372	12,298	12,117	12,765	50,556	45,480
Computer services and telecommunication expense	9,664	8,386	7,976	7,514	8,813	33,540	29,622
Professional and legal expense	1,967	1,239	1,455	1,600	1,281	6,261	6,718
Other operating expenses	18,817	16,757	18,793	18,255	17,430	72,622	66,054
Total non-interest expense	114,655	109,363	108,963	107,037	107,631	440,018	392,789
Income before income taxes	69,467	74,590	60,106	62,764	63,268	266,927	215,963
Income tax expense	25,734	20,064	18,915	17,168	19,422	81,881	64,989
Operating earnings	$43,733	$54,526	$41,191	$45,596	$43,846	$185,046	$150,974
Total assets (period end)	$16,448,960	$16,406,714	$16,320,111	$16,009,339	$16,368,881	$16,448,960	$16,368,881

(1)	Includes health insurance, payroll taxes, 401(k) and profit sharing contributions, overtime, and temporary help expenses.

Banking Segment operating earnings for the fourth quarter of 2017 decreased $10.8 million compared to the prior quarter.

•
Net interest income decreased due to lower yields on interest earning assets and a higher cost of funds. A $1.8 million decrease in accretion on loans acquired in bank mergers contributed to decreased yields on interest earning assets.

•
Provision for credit losses decreased as a result of strong credit performance in 2017. Downward loan risk rating migrations in 2017 were below our historical average, and, as a result, reduced our estimated default probabilities.

•
Non-interest income was relatively flat with lower capital markets and international banking fees (mainly swap fees) and a decrease in earnings from investments in Small Business Investment Companies ("SBICs") offset by increases in treasury management and card fees (prepaid and credit cards).

•	Non-interest expense increased by $5.3 million compared to the prior quarter. Approximately $2.6 million of these expenses are not expected to repeat in the first quarter of 2018.

•
Occupancy and equipment expense increased due to higher building expenses and depreciation related to an investment in infrastructure. Prior quarter expense was positively impacted by a favorable $500 thousand increase in subtenant rent.

•	Computer services and telecommunication expense increased due to investments in new technology. Approximately $500 thousand of this expense during the quarter in not expected to repeat next quarter.

•	Professional and legal expense increased due to greater risk management consulting expense. Approximately $400 thousand of this expense during the quarter in not expected to repeat next quarter.

•
Other operating expenses increased due to higher travel, postage, and operating losses. Prior quarter expenses were positively impacted by lower advertising and audit expenses of about $800 thousand in the aggregate.

•
Fourth quarter income tax expense includes a $2.1 million increase in state income tax accruals as a result of income allocation to high income tax rate jurisdictions. The prior quarter includes tax benefits of $4.0 million due to the impact of a State of Illinois income tax rate increase and a reduction in compensation related tax accruals.

Banking Segment operating earnings for the year ended December 31, 2017 increased $34.1 million compared to the prior year and were positively impacted by strong loan growth, improvements in nearly all key fee initiatives, as well as our merger with American Chartered completed in the third quarter of 2016.

Leasing Segment

The following table summarizes certain financial information for the Leasing Segment for the periods presented (in thousands):

						Year Ended
						December 31,
	4Q17	3Q17	2Q17	1Q17	4Q16	2017	2016
Net interest income	$2,602	$2,686	$2,345	$2,269	$2,413	$9,902	$9,415
Provision for credit losses	3,184	399	410	(135)	(1,750)	3,858	295
Net interest income after provision for credit losses	(582)	2,287	1,935	2,404	4,163	6,044	9,120
Non-interest income:
Lease financing revenue, net	22,576	22,534	17,474	20,253	19,005	82,837	70,265
Other non-interest income	1,168	26	676	1,173	754	3,043	3,164
Total non-interest income	23,744	22,560	18,150	21,426	19,759	85,880	73,429
Non-interest expense:
Salaries and employee benefits expense:
Salaries	5,361	5,029	4,623	4,810	4,811	19,823	17,413
Commissions	2,777	2,328	2,115	2,572	1,038	9,792	6,867
Bonus and stock-based compensation	1,761	1,228	1,045	955	1,516	4,989	4,167
Other salaries and benefits (1)	1,329	1,572	1,523	1,581	1,317	6,005	5,332
Total salaries and employee benefits expense	11,228	10,157	9,306	9,918	8,682	40,609	33,779
Occupancy and equipment expense	1,090	1,070	1,011	944	929	4,115	3,737
Computer services and telecommunication expense	595	456	431	458	483	1,940	1,709
Professional and legal expense	457	403	392	399	652	1,651	2,277
Other operating expenses	2,101	2,412	2,266	2,088	1,714	8,867	6,874
Total non-interest expense	15,471	14,498	13,406	13,807	12,460	57,182	48,376
Income before income taxes	7,691	10,349	6,679	10,023	11,462	34,742	34,173
Income tax expense	3,229	4,307	2,525	4,119	4,653	14,180	13,525
Operating earnings	$4,462	$6,042	$4,154	$5,904	$6,809	$20,562	$20,648
Total assets (period end)	$1,403,690	$1,307,459	$1,275,386	$1,173,558	$1,224,169	$1,403,690	$1,224,169

(1)	Includes health insurance, payroll taxes, 401(k) and profit sharing contributions, overtime, and temporary help expenses.

Leasing Segment operating earnings for the fourth quarter of 2017 decreased $1.6 million compared to the prior quarter.

•	Provision for credit losses increased due to greater loan charge-offs.

•	Non-interest expense increased due to higher commission and bonus expense.

•	Total assets increased due to growth in loans and lease investments.

Leasing Segment operating earnings for the year ended December 31, 2017 were about the same as the prior year. The increase in lease financing revenue was mostly offset by an increase in provision for credit losses as well as salaries and benefits expense.

•
Lease financing revenue increased as a result of higher rental income due to increased operating leases, fees from the sale of third-party equipment maintenance contracts driven by contract renewals, consulting revenue, and promotional income.

•	Provision for credit losses was higher due to increased loan charge-offs.

•
Non-interest expense increased due to higher salaries and employee benefits expense (increased salaries related to the investment in sales and other revenue generating staff and increased commissions due to higher lease financing revenues) and an increase in other operating expenses.

Mortgage Banking Segment

In December 2017, we closed on an agreement with Champaign, Illinois-based Busey Bank ("Busey") to transfer approximately 165 residential mortgage team members from Busey to our company for approximately $3.6 million. This acquisition adds direct origination capabilities as well as 14 retail mortgage locations across Kansas, Missouri, Nebraska, Iowa and Colorado. The added retail and consumer direct staff supports our strategy to grow those channels and increase our purchase share of originations. Non-interest expenses include approximately $850 thousand during the fourth quarter of 2017 as a result of this acquisition, and additional revenue was negligible as the pipeline was being established.

The following table summarizes certain financial information for the Mortgage Banking Segment for the periods presented (in thousands):

						Year Ended
						December 31,
	4Q17	3Q17	2Q17	1Q17	4Q16	2017	2016
Net interest income	$10,611	$11,373	$10,667	$9,325	$9,113	$41,976	$33,343
Provision for credit losses	(42)	481	399	342	179	1,180	685
Net interest income after provision for credit losses	10,653	10,892	10,268	8,983	8,934	40,796	32,658
Non-interest income:
Mortgage origination fees	17,642	21,980	23,283	21,465	29,317	84,370	117,590
Mortgage servicing fees	4,228	5,595	6,216	6,314	2,960	22,353	30,879
Other non-interest income	—	1	—	—	—	1	(3)
Total non-interest income	21,870	27,576	29,499	27,779	32,277	106,724	148,466
Non-interest expense:
Salaries and employee benefits expense:
Salaries	12,322	11,867	11,247	11,881	12,945	47,317	49,441
Commissions	4,407	6,001	6,494	4,932	8,178	21,834	28,974
Bonus and stock-based compensation	1,153	651	905	716	1,116	3,425	5,092
Other salaries and benefits (1)	4,705	4,746	4,952	4,978	5,786	19,381	23,633
Total salaries and employee benefits expense	22,587	23,265	23,598	22,507	28,025	91,957	107,140
Occupancy and equipment expense	1,868	1,940	1,969	1,979	1,900	7,756	7,706
Computer services and telecommunication expense	1,779	1,734	1,701	1,663	1,910	6,877	7,622
Professional and legal expense	490	467	600	595	418	2,152	1,847
Other operating expenses	7,169	7,376	7,886	7,238	6,971	29,669	25,351
Total non-interest expense	33,893	34,782	35,754	33,982	39,224	138,411	149,666
Income before income taxes	(1,370)	3,686	4,013	2,780	1,987	9,109	31,458
Income tax (benefit) expense	(555)	1,469	1,600	1,101	795	3,615	12,583
Operating (loss) earnings	$(815)	$2,217	$2,413	$1,679	$1,192	$5,494	$18,875
Total assets (period end)	$2,234,290	$2,402,362	$2,369,560	$1,963,165	$1,709,267	$2,234,290	$1,709,267

(1)	Includes health insurance, payroll taxes, 401(k) and profit sharing contributions, overtime, and temporary help expenses.

Mortgage Banking Segment operating earnings for the fourth quarter of 2017 decreased $3.0 million compared to the prior quarter.

•	Net interest income decreased due to lower average balances and yields on loans held for sale.

•	Mortgage origination fees decreased as a result of lower origination volume and lower gain on sale margin.

•
Mortgage servicing fees declined due to an increase in amortization and prepayments of mortgage servicing rights and a loss on fair value changes of mortgage servicing rights net of the related economic hedge activity. Nearly $800 thousand of this loss was due to an increase in delinquencies in the fourth quarter of 2017 resulting in higher anticipated collection costs and lower mortgage servicing rights asset value.

•
Salaries and employee benefits expense decreased due to lower commissions (lower origination volume and commission rates) partly offset by higher salaries as a result of the increase in staff from the Busey staff transfer.

Mortgage Banking Segment operating earnings for the year ended December 31, 2017 decreased $13.4 million compared to the prior year.

•	Net interest income increased due to earnings on higher average balances of loans held for investment.

•	Mortgage origination revenue decreased due to lower mortgage origination volume and lower gain on sale margin.

•
Mortgage servicing revenue decreased as mortgage servicing revenue for the year ended December 31, 2016 was positively impacted by fair value changes of mortgage servicing rights net of the related economic hedge activity of $14.7 million.

•
Non-interest expense decreased due to lower salaries and employee benefits expense as a result of lower commission and overtime expenses attributable to a decrease in origination volume, lower bonus expense, and a decline in the number of employees (excluding the staff transferred from Busey).

Additional Mortgage Banking Segment Data

The following table presents additional information regarding the Mortgage Banking Segment (dollars in thousands):

						Year Ended
						December 31,
	4Q17	3Q17	2Q17	1Q17	4Q16	2017	2016
Mortgage origination revenue:
Gain on sale revenue, net (A)	$13,376	$17,098	$18,000	$15,607	$23,576	$64,081	$100,097
Origination fees	4,266	4,882	5,283	5,858	5,741	20,289	17,493
Total mortgage origination revenue	$17,642	$21,980	$23,283	$21,465	$29,317	$84,370	$117,590

Mortgage servicing revenue:
Servicing fees	$14,802	$14,531	$14,065	$13,735	$12,610	$57,133	$46,575
Amortization/prepayment of mortgage servicing rights (1)	(9,037)	(8,399)	(7,822)	(6,743)	(8,777)	(32,001)	(30,431)
Fair value changes of mortgage servicing rights	7,231	4,475	(6,195)	4,083	65,006	9,594	26,646
Economic hedge activity, net	(8,768)	(5,012)	6,168	(4,761)	(65,879)	(12,373)	(11,911)
Fair value changes of mortgage servicing rights net of economic hedge activity (1)	(1,537)	(537)	(27)	(678)	(873)	(2,779)	14,735
Total mortgage servicing revenue	$4,228	$5,595	$6,216	$6,314	$2,960	$22,353	$30,879

Mortgage servicing rights, at fair value:
Beginning balance	$261,446	$249,688	$251,498	$238,011	$154,730	$238,011	$168,162
Originations/purchases	16,639	15,682	12,207	16,147	27,052	60,675	73,634
Amortization/prepayment (2)	(9,037)	(8,399)	(7,822)	(6,743)	(8,777)	(32,001)	(30,431)
Fair value changes	7,231	4,475	(6,195)	4,083	65,006	9,594	26,646
Ending balance	$276,279	$261,446	$249,688	$251,498	$238,011	$276,279	$238,011

Mortgage servicing book (unpaid principal balance of loans serviced for others)	$21,993,128	$21,380,397	$20,823,016	$20,450,217	$19,683,073	$21,993,128	$19,683,073
Mortgage servicing rights valuation	1.26%	1.22%	1.20%	1.23%	1.21%	1.26%	1.21%

Loans funded:
For sale	$1,200,460	$1,307,329	$1,248,544	$1,073,357	$1,933,208	$4,829,690	$6,625,971
For investment	33,766	95,495	233,314	212,745	121,198	575,320	442,657

Loans funded by purpose:
Refinance	39%	30%	30%	41%	56%	35%	49%
Purchase	61	70	70	59	44	65	51

Loans funded by channel:
Retail	24%	26%	27%	23%	21%	25%	21%
Third party	76	74	73	77	79	75	79

Originated for sale mortgage volume (3) (B)	$1,074,775	$1,265,240	$1,299,706	$1,061,173	$1,419,871	$4,700,894	$6,553,261

Gain on sale margin (A)/(B)	1.24%	1.35%	1.38%	1.47%	1.66%	1.36%	1.53%

(1)
Approximately $800 thousand of the fourth quarter 2017 fair value change was due to an increase in delinquencies in the fourth quarter of 2017 resulting in higher anticipated collection costs and lower mortgage servicing rights asset value.

(2)	Changes due to collection or realization of expected cash flows.

(3)	Includes change in mortgage rate lock commitments expected to close, change in loans held for sale and loans sold to investors during the period.

FORWARD-LOOKING STATEMENTS

When used in this document and in reports filed with or furnished to the Securities and Exchange Commission (the "SEC"), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “should,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “guidance,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. These statements may relate to our future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial items. By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements.

Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (1) the possibility that the actual reduction in our effective tax rate expected to result from Tax Cut and Jobs Act of 2017 might be different from the estimated reduction set forth in this document; (2) the risk that funds obtained from capital raising activities will not be utilized efficiently or effectively; (3) expected revenues, cost savings, synergies, and other benefits from our merger and acquisition activities (including our merger with American Chartered Bancorp, Inc. in 2016) might not be realized within the expected time frames or at all and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; (4) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan and lease losses, which could necessitate additional provisions for loan losses, resulting both from originated loans and loans acquired from other financial institutions; (5) the quality and composition of our securities portfolio; (6) competitive pressures among depository institutions; (7) interest rate movements and their impact on customer behavior, net interest margin and the value of our mortgage servicing rights; (8) the possibility that our mortgage banking business may experience increased volatility in its revenues and earnings and the possibility that the profitability of our mortgage banking business could be significantly reduced if we are unable to originate and sell mortgage loans at profitable margins or if changes in interest rates negatively impact the value of our mortgage servicing rights; (9) the impact of repricing and competitors’ pricing initiatives on loan and deposit products; (10) fluctuations in real estate values; (11) results of examinations of us and our bank subsidiary by regulatory authorities and the possibility that any such regulatory authority may, among other things, limit our business activities, require us to change our business mix, increase our allowance for loan and lease losses, write-down asset values or increase our capital levels, or affect our ability to borrow funds or maintain or increase deposits, which could adversely affect our liquidity and earnings; (12) our ability to adapt successfully to technological changes to meet customers’ needs and developments in the market place; (13) the possibility that security measures implemented might not be sufficient to mitigate the risk of a cyber attack or cyber theft, and that such security measures might not protect against systems failures or interruptions; (14) our ability to realize the residual values of our direct finance, leveraged and operating leases; (15) our ability to access cost-effective funding; (16) changes in financial markets; (17) changes in economic conditions in general and in the Chicago metropolitan area in particular; (18) the costs, effects and outcomes of litigation; (19) new legislation or regulatory changes, including but not limited to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and regulations adopted thereunder, changes in capital requirements pursuant to the Dodd-Frank Act, changes in the interpretation and/or application of laws and regulations by regulatory authorities, other governmental initiatives affecting the financial services industry and changes in federal and/or state tax laws, including but not limited to the Tax Cut and Jobs Act of 2017, or interpretations thereof by taxing authorities; (20) changes in accounting principles, policies or guidelines; (21) our future acquisitions of other depository institutions or lines of business; and (22) future goodwill impairment due to changes in our business, changes in market conditions, or other factors.

We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

TABLES TO FOLLOW

CONSOLIDATED BALANCE SHEETS (Unaudited)

(Dollars in thousands)	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016
ASSETS
Cash and due from banks	$397,880	$361,080	$348,550	$368,078	$364,783
Interest earning deposits with banks	181,341	82,636	115,707	102,328	98,686
Total cash and cash equivalents	579,221	443,716	464,257	470,406	463,469
Investment securities:
Securities available for sale, at fair value	1,408,326	1,497,543	1,567,071	1,657,950	1,696,195
Securities held to maturity, at amortized cost	959,082	994,238	1,022,912	1,056,008	1,069,750
Non-marketable securities - FHLB and FRB Stock	114,111	152,345	160,204	144,427	143,276
Total investment securities	2,481,519	2,644,126	2,750,187	2,858,385	2,909,221
Loans held for sale	548,578	722,754	718,916	493,261	716,883
Loans:
Total loans, excluding purchased credit-impaired loans	13,846,318	13,753,459	13,465,064	12,789,667	12,605,726
Purchased credit-impaired loans	119,744	131,919	149,077	168,814	163,077
Total loans	13,966,062	13,885,378	13,614,141	12,958,481	12,768,803
Less: Allowance for loan and lease losses	157,710	159,128	154,033	144,170	139,366
Net loans	13,808,352	13,726,250	13,460,108	12,814,311	12,629,437
Lease investments, net	409,051	371,541	346,036	315,523	311,327
Premises and equipment, net	286,690	286,482	288,148	290,767	293,910
Cash surrender value of life insurance	203,602	204,855	203,534	202,233	200,945
Goodwill	1,003,548	999,925	999,925	999,925	1,001,038
Other intangibles	54,766	56,745	58,783	60,869	62,959
Mortgage servicing rights, at fair value	276,279	261,446	249,688	251,498	238,011
Other real estate owned, net	9,736	13,020	11,063	14,706	26,279
Other real estate owned related to FDIC transactions	4,788	4,817	4,849	3,864	5,006
Other assets	420,810	380,858	409,563	370,314	443,832
Total assets	$20,086,940	$20,116,535	$19,965,057	$19,146,062	$19,302,317
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Deposits:
Non-interest bearing	$6,381,512	$6,101,159	$6,388,292	$6,211,173	$6,408,169
Interest bearing	8,576,866	8,313,985	7,873,527	7,788,210	7,702,279
Total deposits	14,958,378	14,415,144	14,261,819	13,999,383	14,110,448
Short-term borrowings	861,039	1,865,415	1,993,358	1,550,628	1,569,288
Long-term borrowings	505,158	405,715	330,160	315,618	311,790
Junior subordinated notes issued to capital trusts	211,494	211,289	211,085	210,769	210,668
Accrued expenses and other liabilities	541,048	526,880	520,355	453,236	520,914
Total liabilities	17,077,117	17,424,443	17,316,777	16,529,634	16,723,108
Stockholders' Equity
Preferred stock	309,999	115,280	115,572	115,572	115,572
Common stock	858	858	857	857	856
Additional paid-in capital	1,691,007	1,685,971	1,681,252	1,675,956	1,678,826
Retained earnings	1,065,303	940,948	899,930	875,295	838,892
Accumulated other comprehensive income	3,584	9,772	10,520	8,415	5,190
Treasury stock	(60,928)	(60,737)	(59,851)	(59,667)	(60,384)
Controlling interest stockholders' equity	3,009,823	2,692,092	2,648,280	2,616,428	2,578,952
Non-controlling interest	—	—	—	—	257
Total stockholders' equity	3,009,823	2,692,092	2,648,280	2,616,428	2,579,209
Total liabilities and stockholders' equity	$20,086,940	$20,116,535	$19,965,057	$19,146,062	$19,302,317

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

						Year Ended
						December 31,
(Dollars in thousands, except per share data)	4Q17	3Q17	2Q17	1Q17	4Q16	2017	2016
Interest income:
Loans:
Taxable	$154,631	$155,440	$143,426	$133,737	$134,048	$587,234	$467,877
Nontaxable	2,362	2,632	2,791	2,880	2,947	10,665	11,120
Investment securities:
Taxable	7,696	8,440	8,717	9,122	9,362	33,975	35,571
Nontaxable	9,677	9,731	9,837	9,973	10,220	39,218	42,022
Other interest earning accounts and Federal funds sold	600	327	228	199	157	1,354	587
Total interest income	174,966	176,570	164,999	155,911	156,734	672,446	557,177
Interest expense:
Deposits	13,552	10,865	8,793	7,475	7,324	40,685	25,579
Short-term borrowings	3,257	5,148	3,912	2,380	1,472	14,697	4,195
Long-term borrowings and junior subordinated notes	4,764	3,610	3,300	3,013	2,724	14,687	9,512
Total interest expense	21,573	19,623	16,005	12,868	11,520	70,069	39,286
Net interest income	153,393	156,947	148,994	143,043	145,214	602,377	517,891
Provision for credit losses	3,643	4,517	9,699	3,734	2,622	21,593	19,563
Net interest income after provision for credit losses	149,750	152,430	139,295	139,309	142,592	580,784	498,328
Non-interest income:
Mortgage banking revenue	21,870	27,575	29,499	27,779	32,277	106,723	148,469
Lease financing revenue, net	23,620	23,148	18,401	21,418	19,868	86,587	73,486
Treasury management fees	15,234	14,508	14,499	14,689	14,237	58,930	50,620
Trust and asset management fees	9,024	8,702	8,498	8,520	8,442	34,744	32,872
Card fees	5,032	4,585	4,413	4,566	4,340	18,596	16,071
Capital markets and international banking service fees	3,999	4,870	3,586	3,253	4,021	15,708	13,332
Consumer and other deposit service fees	3,261	3,424	3,285	3,363	3,563	13,333	13,308
Brokerage fees	942	1,004	1,250	1,125	887	4,321	4,654
Loan service fees	2,197	2,114	2,037	1,969	1,952	8,317	7,457
Increase in cash surrender value of life insurance	1,511	1,321	1,301	1,288	1,316	5,421	4,075
Net gain on investment securities	111	83	137	231	178	562	447
Net loss on disposal of other assets	(2,016)	(180)	(4)	(123)	(749)	(2,323)	(794)
Other operating income	4,534	4,110	3,615	3,695	2,491	15,954	10,906
Total non-interest income	89,319	95,264	90,517	91,773	92,823	366,873	374,903
Non-interest expense:
Salaries and employee benefits expense	109,247	105,815	102,566	101,551	108,428	419,179	400,501
Occupancy and equipment expense	16,846	15,382	15,284	15,044	15,689	62,556	57,130
Computer services and telecommunication expense	11,304	10,062	9,785	9,440	11,800	40,591	43,468
Advertising and marketing expense	3,271	2,558	3,245	3,161	3,045	12,235	11,971
Professional and legal expense	2,957	2,109	2,450	2,691	2,509	10,207	12,879
Other intangible amortization expense	1,979	2,038	2,086	2,090	2,388	8,193	7,305
Branch exit and facilities impairment charges	(327)	2,773	6,589	(682)	—	8,353	(2,709)
Net (gain) loss recognized on other real estate owned and other related expense	(104)	(86)	690	844	(790)	1,344	(1,599)
Other operating expenses	30,151	21,643	22,864	21,526	22,691	96,184	90,905
Total non-interest expense	175,324	162,294	165,559	155,665	165,760	658,842	619,851
Income before income taxes	63,745	85,400	64,253	75,417	69,655	288,815	253,380
Income tax (benefit) expense	(80,449)	24,557	19,787	20,880	22,464	(15,225)	79,244
Net income	144,194	60,843	44,466	54,537	47,191	304,040	174,136
Dividends on preferred shares	2,000	2,002	2,002	2,003	2,005	8,007	8,009
Net income available to common stockholders	$142,194	$58,841	$42,464	$52,534	$45,186	$296,033	$166,127

						Year Ended
						December 31,
	4Q17	3Q17	2Q17	1Q17	4Q16	2017	2016
Common share data:
Basic earnings per common share	$1.69	$0.70	$0.51	$0.63	$0.54	$3.53	$2.16
Diluted earnings per common share	1.67	0.69	0.50	0.62	0.53	3.49	2.13
Weighted average common shares outstanding for basic earnings per common share	83,946,637	83,891,175	83,842,963	83,662,430	83,484,899	83,836,732	76,968,823
Weighted average common shares outstanding for diluted earnings per common share	84,964,759	84,779,797	84,767,414	84,778,130	84,674,181	84,823,456	77,976,121
Common shares outstanding (at end of period)	83,917,892	83,887,097	83,869,517	83,832,648	83,725,269	83,917,892	83,725,269

SELECTED FINANCIAL DATA

						Year Ended
						December 31,
	4Q17	3Q17	2Q17	1Q17	4Q16	2017	2016
Performance Ratios:
Annualized return on average assets	2.84%	1.21%	0.92%	1.16%	0.98%	1.55%	1.03%
Annualized operating return on average assets (1)	0.93	1.25	0.99	1.13	1.07	1.08	1.13
Annualized return on average common equity	21.87	9.17	6.78	8.62	7.36	11.71	7.69
Annualized operating return on average common equity (1)	6.98	9.47	7.31	8.39	8.12	8.03	8.44
Annualized cash return on average tangible common equity (2)	36.90	15.81	11.94	15.27	13.22	20.23	13.06
Annualized cash operating return on average tangible common equity (3)	12.00	16.32	12.83	14.88	14.54	13.99	14.31
Efficiency ratio (4)	65.31	61.14	64.19	63.99	64.62	63.63	64.02
Annualized net non-interest expense to average assets (5)	1.44	1.25	1.40	1.35	1.35	1.36	1.27
Core non-interest income to revenues (6)	36.05	36.75	36.60	37.87	38.15	36.81	40.77
Net interest margin - fully tax equivalent basis (7)	3.63	3.76	3.71	3.69	3.65	3.70	3.70
Net interest margin - fully tax equivalent basis excluding acquisition accounting discount accretion on bank merger loans (8)	3.49	3.56	3.54	3.50	3.45	3.52	3.49
Cost of funds (9)	0.51	0.46	0.39	0.33	0.28	0.43	0.27
Loans to deposits	93.37	96.32	95.46	92.56	90.49	93.37	90.49
Asset Quality Ratios:
Non-performing loans (10) to total loans	0.55%	0.36%	0.38%	0.38%	0.46%	0.55%	0.46%
Non-performing assets (10) to total assets	0.43	0.32	0.32	0.34	0.45	0.43	0.45
Allowance for loan and lease losses to non-performing loans (10)	205.33	314.39	295.07	293.02	234.81	205.33	234.81
Allowance for loan and lease losses to total loans	1.13	1.15	1.13	1.11	1.09	1.13	1.09
Net loan charge-offs (recoveries) to average loans, excluding loans held for sale (annualized)	0.16	(0.02)	(0.00)	(0.03)	0.10	0.03	0.09
Capital Ratios:
Tangible equity to tangible assets (11)	10.32%	8.68%	8.51%	8.71%	8.42%	10.32%	8.42%
Tangible common equity to tangible assets (12)	8.70	8.07	7.90	8.07	7.79	8.70	7.79
Tangible common equity to risk weighted assets (13)	9.71	8.99	8.90	9.07	8.80	9.71	8.80
Total capital to risk-weighted assets (14)	14.23	11.67	11.60	11.80	11.63	14.23	11.63
Tier 1 capital to risk-weighted assets (14)	11.20	9.46	9.37	9.54	9.40	11.20	9.40
Common equity tier 1 capital to risk-weighted assets (14)	9.40	8.80	8.70	8.84	8.72	9.40	8.72
Tier 1 capital to average assets (leverage ratio) (14)	10.02	8.59	8.60	8.58	8.38	10.02	8.38
Per Share Data:
Book value per common share (15)	$32.17	$30.72	$30.20	$29.83	$29.43	$32.17	$29.43
Less: goodwill and other intangible assets, net of benefit, per common share	12.44	12.36	12.38	12.40	12.45	12.44	12.45
Tangible book value per common share (16)	$19.73	$18.36	$17.82	$17.43	$16.98	$19.73	$16.98
Cash dividends per common share	$0.21	$0.21	$0.21	$0.19	$0.19	$0.82	$0.74

(1)
Annualized operating return on average assets is computed by dividing annualized operating earnings by average total assets. Annualized operating return on average common equity is computed by dividing annualized operating earnings by average common equity. Operating earnings is defined as net income as reported less non-core items, net of tax.

(2)
Annualized cash return on average tangible common equity is computed by dividing net cash flow available to common stockholders (net income available to common stockholders, plus other intangibles amortization expense, net of tax benefit) by average tangible common equity (average common stockholders' equity less average goodwill and average other intangibles, net of tax benefit).

(3)
Annualized cash operating return on average tangible common equity is computed by dividing annualized cash operating earnings (operating earnings plus other intangibles amortization expense, net of tax benefit, less dividends on preferred shares) by average tangible common equity. Operating earnings is defined as net income as reported less non-core items, net of tax.

(4)
Equals total non-interest expense excluding non-core items divided by the sum of net interest income on a fully tax equivalent basis, total non-interest income less non-core items, and tax equivalent adjustment on the increase in cash surrender value of life insurance.

(5)
Equals total non-interest expense excluding non-core items less total non-interest income excluding non-core items, and including tax equivalent adjustment on the increase in cash surrender value of life insurance divided by average assets.

(6)
Equals total non-interest income excluding non-core items and tax equivalent adjustment on the increase in cash surrender value of life insurance divided by the sum of net interest income on a fully tax equivalent basis, total non-interest income less non-core items, and tax equivalent adjustment on the increase in cash surrender value of life insurance.

(7)	Represents net interest income on a fully tax equivalent basis assuming a 35% tax rate, as a percentage of average interest earning assets.

(8)
Represents net interest income on a fully tax equivalent basis assuming a 35% tax rate, excluding acquisition accounting discount accretion on bank merger loans as a percentage of average interest earning assets.

(9)	Equals total interest expense divided by the sum of average interest bearing liabilities and non-interest bearing deposits.

(10)
Non-performing loans excludes purchased credit-impaired loans and loans held for sale.  Non-performing assets excludes purchased credit-impaired loans, loans held for sale, and other real estate owned related to FDIC transactions.

(11)	Equals total ending stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by total assets less goodwill and other intangibles, net of tax benefit.

(12)	Equals total ending common stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by total assets less goodwill and other intangibles, net of tax benefit.

(13)	Equals total ending common stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by risk-weighted assets. Current quarter risk-weighted assets are estimated.

(14)	Current quarter ratios are estimated.

(15)	Equals total ending common stockholders’ equity divided by common shares outstanding.

(16)	Equals total ending common stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by common shares outstanding.

BALANCE SHEET DETAILS TO FOLLOW

INVESTMENT SECURITIES

The following table sets forth, by type, the carrying value of our investment securities, excluding FHLB and FRB stock, as well as the unrealized gain, net of our investment securities available for sale as of the dates indicated (in thousands):

	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016
Securities available for sale:
Fair value
Government sponsored agencies and enterprises	$23,007	$23,146	$23,229	$23,330	$23,415
States and political subdivisions	379,325	385,829	387,351	389,109	391,365
Mortgage-backed securities	924,734	962,477	1,006,931	1,056,529	1,076,692
Corporate bonds	70,197	115,014	138,556	178,097	193,895
Equity securities	11,063	11,077	11,004	10,885	10,828
Total fair value	$1,408,326	$1,497,543	$1,567,071	$1,657,950	$1,696,195

Unrealized gain (loss)
Government sponsored agencies and enterprises	$(6)	$69	$88	$126	$148
States and political subdivisions	15,512	19,642	19,966	17,780	14,824
Mortgage-backed securities	(8,414)	(2,101)	(1,233)	(2,412)	(4,001)
Corporate bonds	42	433	608	762	731
Equity securities	(173)	(100)	(110)	(172)	(172)
Total unrealized gain	$6,961	$17,943	$19,319	$16,084	$11,530

Securities held to maturity, at cost:
States and political subdivisions	$878,400	$888,576	$896,043	$910,336	$910,608
Mortgage-backed securities	80,682	105,662	126,869	145,672	159,142
Total amortized cost	$959,082	$994,238	$1,022,912	$1,056,008	$1,069,750

The Company has no direct exposure to the State of Illinois, but approximately 20% of the state and political subdivisions portfolio consisted of securities issued by municipalities located in Illinois as of December 31, 2017.

LOAN PORTFOLIO

The following table sets forth the composition of the loan portfolio (excluding loans held for sale) based on balances as of the dates indicated (dollars in thousands):

	12/31/2017		9/30/2017		6/30/2017		3/31/2017		12/31/2016
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Commercial-related loans:
Commercial	$4,786,180	34%	$4,793,838	35%	$4,703,328	35%	$4,364,122	34%	$4,346,506	34%
Commercial loans collateralized by assignment of lease payments (lease loans)	2,113,135	15	2,074,215	15	2,076,911	15	2,008,601	16	2,002,976	16
Commercial real estate	4,147,529	30	4,094,706	29	3,882,754	29	3,734,171	29	3,788,016	29
Construction real estate	406,849	3	395,794	3	449,116	3	554,942	4	518,562	4
Total commercial-related loans	11,453,693	82	11,358,553	82	11,112,109	82	10,661,836	83	10,656,060	83
Other loans:
Residential real estate	1,432,458	10	1,433,595	10	1,411,259	10	1,227,218	9	1,060,828	8
Indirect vehicle	667,928	4	655,213	4	627,819	4	573,792	4	541,680	4
Home equity	219,098	2	228,726	2	238,952	2	246,805	2	266,377	2
Consumer	73,141	1	77,372	1	74,925	1	80,016	1	80,781	1
Total other loans	2,392,625	17	2,394,906	17	2,352,955	17	2,127,831	16	1,949,666	15
Total loans, excluding purchased credit-impaired loans	13,846,318	99	13,753,459	99	13,465,064	99	12,789,667	99	12,605,726	98
Purchased credit-impaired loans	119,744	1	131,919	1	149,077	1	168,814	1	163,077	2
Total loans	$13,966,062	100%	$13,885,378	100%	$13,614,141	100%	$12,958,481	100%	$12,768,803	100%
Change in total loans, excluding purchased credit-impaired loans:
From prior quarter	+0.7%		+2.1%		+5.3%		+1.5%		+1.8%
From same quarter one year ago	+9.8%		+11.1%		+33.8%		+30.2%		+30.6%

The following table sets forth the composition of the loan portfolio (excluding loans held for sale) based on average balances for the periods indicated (dollars in thousands):

	4Q17		3Q17		2Q17		1Q17		4Q16
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Commercial-related loans:
Commercial	$4,638,618	34%	$4,630,865	34%	$4,494,343	34%	$4,269,545	34%	$4,274,398	35%
Commercial loans collateralized by assignment of lease payments (lease loans)	2,074,655	15	2,057,461	15	1,989,397	15	1,938,564	15	1,896,486	15
Commercial real estate	4,131,179	30	3,953,639	29	3,790,911	29	3,742,505	30	3,775,599	30
Construction real estate	410,416	3	442,197	3	512,385	4	554,612	4	486,861	4
Total commercial-related loans	11,254,868	82	11,084,162	81	10,787,036	82	10,505,226	83	10,433,344	84
Other loans:
Residential real estate	1,430,219	10	1,433,866	11	1,331,369	10	1,133,927	9	1,031,152	8
Indirect vehicle	663,474	4	641,328	4	601,394	4	552,669	4	532,782	4
Home equity	223,445	2	234,460	2	243,232	2	253,654	2	273,694	2
Consumer	76,249	1	76,591	1	81,164	1	81,564	1	80,113	1
Total other loans	2,393,387	17	2,386,245	18	2,257,159	17	2,021,814	16	1,917,741	15
Total loans, excluding purchased credit-impaired loans	13,648,255	99	13,470,407	99	13,044,195	99	12,527,040	99	12,351,085	99
Purchased credit-impaired loans	127,781	1	139,246	1	161,218	1	156,058	1	152,509	1
Total loans	$13,776,036	100%	$13,609,653	100%	$13,205,413	100%	$12,683,098	100%	$12,503,594	100%
Change in total loans, excluding purchased credit-impaired loans:
From prior quarter	+1.3%		+3.3%		+4.1%		+1.4%		+12.9%
From same quarter one year ago	+10.5%		+23.2%		+31.4%		+30.0%		+31.6%

ASSET QUALITY

The following table presents a summary of criticized assets (excluding loans held for sale and excluding other real estate owned acquired as part of our FDIC-assisted transactions) as of the dates indicated (dollars in thousands):

	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016
Non-performing loans:
Non-accrual loans (1)	$71,238	$49,926	$51,013	$47,042	$48,974
Loans 90 days or more past due, still accruing interest	5,570	689	1,190	2,159	10,378
Total non-performing loans	76,808	50,615	52,203	49,201	59,352
Other real estate owned	9,736	13,020	11,063	14,706	26,279
Repossessed assets	589	497	484	477	322
Total non-performing assets	$87,133	$64,132	$63,750	$64,384	$85,953
Potential problem loans (2)	$173,266	$160,840	$134,509	$153,779	$144,544
Purchased credit-impaired loans (3)	$119,744	$131,919	$149,077	$168,814	$163,077
Total non-performing, potential problem and purchased credit-impaired loans	$369,818	$343,374	$335,789	$371,794	$366,973

Total allowance for loan and lease losses	$157,710	$159,128	$154,033	$144,170	$139,366
Accruing restructured loans (4)	28,554	32,850	29,658	31,101	32,687
Total non-performing loans to total loans	0.55%	0.36%	0.38%	0.38%	0.46%
Total non-performing assets to total assets	0.43	0.32	0.32	0.34	0.45
Allowance for loan and lease losses to non-performing loans	205.33	314.39	295.07	293.02	234.81

(1)
Includes $30.8 million, $24.4 million, $23.7 million, $20.7 million and $27.1 million of restructured loans on non-accrual status at December 31, 2017, September 30, 2017, June 30, 2017, March 31, 2017, and December 31, 2016, respectively.

(2)
We define potential problem loans as loans rated substandard that do not meet the definition of a non-performing loan.  Potential problem loans carry a higher probability of default and require additional attention by management.

(3)
Includes $54.9 million, $60.1 million, $65.7 million, $68.8 million and $66.1 million of Government National Mortgage Association ("GNMA") loans that have been repurchased at December 31, 2017, September 30, 2017, June 30, 2017, March 31, 2017, and December 31, 2016, respectively.

(4)	Accruing restructured loans consist of loans that have been modified and are performing in accordance with those modified terms as of the dates indicated.

The following table presents data related to non-performing loans by category (excluding loans held for sale and purchased credit-impaired loans that were acquired as part of our FDIC-assisted transactions and bank mergers) as of the dates indicated (in thousands):

	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016
Commercial and lease	$18,522	$8,493	$8,166	$8,739	$15,189
Commercial real estate	21,235	7,753	9,512	8,719	11,767
Consumer-related	37,051	34,369	34,525	31,743	32,396
Total non-performing loans	$76,808	$50,615	$52,203	$49,201	$59,352

Below is a reconciliation of the activity in our allowance for credit and loan and lease losses for the periods indicated (dollars in thousands):

						Year Ended
						December 31,
	4Q17	3Q17	2Q17	1Q17	4Q16	2017	2016
Allowance for credit losses, balance at the beginning of period	$161,404	$156,297	$146,498	$141,842	$142,399	$141,842	$131,508
Provision for credit losses	3,643	4,517	9,699	3,734	2,622	21,593	19,563
Charge-offs	7,448	2,830	2,921	3,373	6,442	16,572	20,611
Recoveries	1,809	3,420	3,021	4,295	3,263	12,545	11,382
Net charge-offs (recoveries)	5,639	(590)	(100)	(922)	3,179	4,027	9,229
Allowance for credit losses, at end of period	159,408	161,404	156,297	146,498	141,842	159,408	141,842
Allowance for unfunded credit commitments	(1,698)	(2,276)	(2,264)	(2,328)	(2,476)	(1,698)	(2,476)
Allowance for loan and lease losses, at end of period	$157,710	$159,128	$154,033	$144,170	$139,366	$157,710	$139,366
Total loans, excluding loans held for sale	$13,966,062	$13,885,378	$13,614,141	$12,958,481	$12,768,803	$13,966,062	$12,768,803
Average loans, excluding loans held for sale	13,776,036	13,609,653	13,205,413	12,683,098	12,503,594	13,322,342	10,857,460
Allowance for loan and lease losses to total loans, excluding loans held for sale	1.13%	1.15%	1.13%	1.11%	1.09%	1.13%	1.09%
Net loan charge-offs (recoveries) to average loans, excluding loans held for sale (annualized)	0.16	(0.02)	(0.00)	(0.03)	0.10	0.03	0.09

The following table presents the three elements of the Company's allowance for loan and lease losses as of the dates indicated (dollars in thousands):

	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016
Commercial related loans:
General reserve	$132,787	$137,617	$133,869	$125,370	$120,221
Specific reserve	6,056	2,453	1,800	1,272	3,243
Consumer related reserve	18,867	19,058	18,364	17,528	15,902
Total allowance for loan and lease losses	$157,710	$159,128	$154,033	$144,170	$139,366

Changes in the acquisition accounting discount for purchased credit-impaired ("PCI") and non-purchased credit-impaired ("Non-PCI") loans acquired in bank mergers were as follows for the three months ended December 31, 2017 (in thousands):

	Non-Accretable Discount - PCI Loans	Accretable Discount - PCI Loans	Accretable Discount - Non-PCI Loans	Total
Balance at beginning of period	$13,640	$11,824	$23,970	$49,434
Charge-offs	(2,553)	—	—	(2,553)
Accretion	—	(3,166)	(2,914)	(6,080)
Transfer (1)	(3,411)	3,411	—	—
Balance at end of period	$7,676	$12,069	$21,056	$40,801

(1)	The transfer from non-accretable discount on purchased credit-impaired loans to accretable discount was due to better than expected cash flows on several pools of purchased credit-impaired loans.

DEPOSIT MIX

The following table shows the composition of deposits based on balances as of the dates indicated (dollars in thousands):

	12/31/2017		9/30/2017		6/30/2017		3/31/2017		12/31/2016
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Low-cost deposits:
Non-interest bearing deposits	$6,381,512	43%	$6,101,159	42%	$6,388,292	45%	$6,211,173	44%	$6,408,169	46%
Money market, NOW, and interest bearing deposits	4,954,765	33	4,842,097	34	4,600,506	32	4,580,773	33	4,543,004	32
Savings deposits	1,167,810	8	1,088,194	7	1,109,155	8	1,126,879	8	1,135,992	8
Total low-cost deposits	12,504,087	84	12,031,450	83	12,097,953	85	11,918,825	85	12,087,165	86
Certificates of deposit:
Certificates of deposit	1,392,409	9	1,381,993	10	1,340,071	9	1,261,228	9	1,225,102	9
Brokered certificates of deposit	1,061,882	7	1,001,701	7	823,795	6	819,330	6	798,181	5
Total certificates of deposit	2,454,291	16	2,383,694	17	2,163,866	15	2,080,558	15	2,023,283	14
Total deposits	$14,958,378	100%	$14,415,144	100%	$14,261,819	100%	$13,999,383	100%	$14,110,448	100%
Change in total deposits:
From prior quarter	+3.8%		+1.1%		+1.9%		-0.8%		-1.2%
From same quarter one year ago	+6.0%		+1.0%		+24.7%		+21.4%		+22.6%

The following table shows the composition of deposits based on average balances for the periods indicated (dollars in thousands):

	4Q17		3Q17		2Q17		1Q17		4Q16
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Low-cost deposits:
Non-interest bearing deposits	$6,370,801	43%	$6,337,955	44%	$6,336,151	45%	$6,209,402	45%	$6,454,025	45%
Money market, NOW, and interest bearing deposits	4,976,854	33	4,740,210	33	4,506,765	32	4,529,402	33	4,628,698	33
Savings deposits	1,120,550	7	1,094,625	7	1,113,159	8	1,131,757	8	1,140,926	8
Total low-cost deposits	12,468,205	83	12,172,790	84	11,956,075	85	11,870,561	86	12,223,649	86
Certificates of deposit:
Certificates of deposit	1,393,210	10	1,369,401	10	1,317,995	9	1,245,152	9	1,263,675	9
Brokered certificates of deposit	1,092,990	7	869,687	6	820,026	6	815,473	5	779,411	5
Total certificates of deposit	2,486,200	17	2,239,088	16	2,138,021	15	2,060,625	14	2,043,086	14
Total deposits	$14,954,405	100%	$14,411,878	100%	$14,094,096	100%	$13,931,186	100%	$14,266,735	100%
Change in total deposits:
From prior quarter	+3.8%		+2.3%		+1.2%		-2.4%		+12.1%
From same quarter one year ago	+4.8%		+13.2%		+22.7%		+21.4%		+23.7%

STATEMENT OF OPERATIONS DETAILS TO FOLLOW

NET INTEREST MARGIN

The following table presents, for the periods indicated, the total dollar amount of interest income from average interest earning assets and the resultant yields, as well as the interest expense on average interest bearing liabilities, and the resultant costs, expressed both in dollars and rates (dollars in thousands):

	4Q17			3Q17			4Q16
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Interest Earning Assets:
Loans held for sale	$653,482	$5,683	3.48%	$725,899	6,651	3.67%	$859,254	$7,100	3.31%
Loans (1) (2) (3):
Commercial-related loans
Commercial	4,638,618	53,505	4.51	4,630,865	53,567	4.53	4,274,398	45,255	4.14
Commercial loans collateralized by assignment of lease payments (lease loans)	2,074,655	19,314	3.72	2,057,461	19,381	3.77	1,896,486	17,275	3.64
Commercial real estate	4,131,179	47,763	4.52	3,953,639	46,587	4.61	3,775,599	41,508	4.30
Construction real estate	410,416	4,395	4.19	442,197	4,689	4.15	486,861	4,592	3.69
Total commercial related loans	11,254,868	124,977	4.36	11,084,162	124,224	4.40	10,433,344	108,630	4.09
Other loans:
Real estate residential	1,430,219	11,621	3.25	1,433,866	11,579	3.23	1,031,152	8,522	3.31
Indirect	663,474	7,810	4.67	641,328	7,528	4.66	532,782	6,198	4.63
Home equity	223,445	2,414	4.29	234,460	2,515	4.26	273,694	2,651	3.85
Consumer	76,249	796	4.14	76,591	831	4.31	80,113	776	3.86
Total other loans	2,393,387	22,641	3.77	2,386,245	22,453	3.75	1,917,741	18,147	3.77
Total loans, excluding purchased credit-impaired loans	13,648,255	147,618	4.26	13,470,407	146,677	4.29	12,351,085	126,777	4.04
Purchased credit-impaired loans	127,781	4,964	15.41	139,246	6,161	17.55	152,509	4,704	12.27
Total loans	13,776,036	152,582	4.36	13,609,653	152,838	4.42	12,503,594	131,481	4.14
Taxable investment securities	1,315,473	7,696	2.34	1,445,619	8,440	2.34	1,721,537	9,362	2.18
Investment securities exempt from federal income taxes (3)	1,249,181	14,888	4.77	1,255,025	14,971	4.77	1,304,931	15,724	4.82
Federal funds sold	37	0	1.73	38	0	1.74	36	0	1.00
Other interest earning deposits	363,273	600	0.66	147,065	327	0.88	107,311	157	0.58
Total interest earning assets	$17,357,482	$181,449	4.13%	$17,183,299	$183,227	4.21%	$16,496,663	$163,824	3.92%
Non-interest earning assets	2,809,191			2,762,556			2,696,084
Total assets	$20,166,673			$19,945,855			$19,192,747
Interest Bearing Liabilities:
Core funding:
Money market, NOW, and interest bearing deposits	$4,976,854	$5,617	0.45%	$4,740,210	$4,485	0.38%	$4,628,698	$2,593	0.22%
Savings deposits	1,120,550	478	0.17	1,094,625	289	0.10	1,140,926	273	0.10
Certificates of deposit	1,393,210	3,143	0.90	1,369,401	2,757	0.80	1,263,675	1,728	0.54
Customer repurchase agreements	217,390	137	0.25	200,008	114	0.23	247,273	129	0.21
Total core funding	7,708,004	9,375	0.48	7,404,244	7,645	0.41	7,280,572	4,723	0.26
Wholesale funding:
Brokered certificates of deposit (includes fee expense)	1,092,990	4,314	1.57	869,687	3,334	1.52	779,411	2,730	1.39
Other borrowings	1,672,957	7,884	1.84	2,192,200	8,644	1.54	1,638,605	4,067	0.97
Total wholesale funding	2,765,947	12,198	1.73	3,061,887	11,978	1.54	2,418,016	6,797	1.11
Total interest bearing liabilities	$10,473,951	$21,573	0.81%	$10,466,131	$19,623	0.74%	$9,698,588	$11,520	0.47%
Non-interest bearing deposits	6,370,801			6,337,955			6,454,025
Other non-interest bearing liabilities	541,823			479,488			482,449
Stockholders' equity	2,780,098			2,662,281			2,557,685
Total liabilities and stockholders' equity	$20,166,673			$19,945,855			$19,192,747
Net interest income/interest rate spread (4)		$159,876	3.32%		$163,604	3.47%		$152,304	3.45%
Taxable equivalent adjustment		6,483			6,657			7,090
Net interest income, as reported		$153,393			$156,947			$145,214
Net interest margin (5)			3.49%			3.60%			3.47%
Tax equivalent effect			0.14%			0.16%			0.18%
Net interest margin on a fully tax equivalent basis (5)			3.63%			3.76%			3.65%

(1)	Non-accrual loans are included in average loans.

(2)	Interest income includes amortization of deferred loan origination fees and costs.

(3)	Non-taxable loan and investment income is presented on a fully tax equivalent basis assuming a 35% tax rate.

(4)
Interest rate spread represents the difference between the average yield on interest earning assets and the average cost of interest bearing liabilities and is presented on a fully tax equivalent basis.

(5)	Net interest margin represents net interest income as a percentage of average interest earning assets.

	Year Ended December 31,
	2017			2016
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Interest Earning Assets:
Loans held for sale	$632,927	$22,801	3.60%	$771,384	26,450	3.43%
Loans (1) (2) (3):
Commercial-related loans
Commercial	4,509,690	202,446	4.43	3,796,230	162,710	4.22
Commercial loans collateralized by assignment of lease payments (lease loans)	2,015,508	74,870	3.71	1,813,837	67,376	3.71
Commercial real estate	3,905,758	176,969	4.47	3,130,516	132,748	4.17
Construction real estate	479,404	19,996	4.11	378,405	14,852	3.86
Total commercial related loans	10,910,360	474,281	4.30	9,118,988	377,686	4.09
Other loans:
Real estate residential	1,333,435	43,752	3.28	811,782	27,402	3.38
Indirect	615,093	28,385	4.61	477,008	22,128	4.64
Home equity	238,603	9,906	4.15	229,626	8,905	3.88
Consumer	78,871	3,243	4.11	79,059	3,158	3.99
Total other loans	2,266,002	85,286	3.76	1,597,475	61,593	3.86
Total loans, excluding purchased credit-impaired loans	13,176,362	559,567	4.21	10,716,463	439,279	4.05
Purchased credit-impaired loans	145,980	21,274	14.57	140,997	19,257	13.66
Total loans	13,322,342	580,841	4.32	10,857,460	458,536	4.18
Taxable investment securities	1,472,596	33,975	2.31	1,576,836	35,571	2.26
Investment securities exempt from federal income taxes (3)	1,261,295	60,336	4.78	1,331,323	64,649	4.86
Federal funds sold	64	1	1.45	37	0	1.00
Other interest earning deposits	182,651	1,353	0.74	106,075	587	0.55
Total interest earning assets	$16,871,875	$699,307	4.11%	$14,643,115	$585,793	3.97%
Non-interest earning assets	2,758,432			2,281,357
Total assets	$19,630,307			$16,924,472
Interest Bearing Liabilities:
Core funding:
Money market, NOW, and interest bearing deposits	$4,689,676	$16,008	0.34%	$4,185,129	$9,027	0.22%
Savings deposits	1,114,936	1,267	0.11	1,053,429	837	0.08
Certificates of deposit	1,331,949	9,826	0.74	1,249,264	6,248	0.50
Customer repurchase agreements	199,661	448	0.22	202,673	420	0.21
Total core funding	7,336,222	27,549	0.38	6,690,495	16,532	0.25
Wholesale funding:
Brokered certificates of deposit (includes fee expense)	900,222	13,584	1.51	654,238	9,467	1.45
Other borrowings	1,930,302	28,936	1.48	1,518,447	13,287	0.86
Total wholesale funding	2,830,524	42,520	1.49	2,172,685	22,754	1.04
Total interest bearing liabilities	$10,166,746	$70,069	0.69%	$8,863,180	$39,286	0.44%
Non-interest bearing deposits	6,314,086			5,351,197
Other non-interest bearing liabilities	484,564			433,202
Stockholders' equity	2,664,911			2,276,893
Total liabilities and stockholders' equity	$19,630,307			$16,924,472
Net interest income/interest rate spread (4)		$629,238	3.42%		$546,507	3.53%
Taxable equivalent adjustment		26,861			28,616
Net interest income, as reported		$602,377			$517,891
Net interest margin (5)			3.54%			3.50%
Tax equivalent effect			0.16%			0.20%
Net interest margin on a fully tax equivalent basis (5)			3.70%			3.70%

(1)	Non-accrual loans are included in average loans.

(2)	Interest income includes amortization of deferred loan origination fees and costs.

(3)	Non-taxable loan and investment income is presented on a fully tax equivalent basis assuming a 35% tax rate.

(4)
Interest rate spread represents the difference between the average yield on interest earning assets and the average cost of interest bearing liabilities and is presented on a fully tax equivalent basis.

(5)	Net interest margin represents net interest income as a percentage of average interest earning assets.

The tables below reflect the impact the acquisition accounting loan discount accretion on acquired loans had on the loan yield and net interest margin on a fully tax equivalent basis for the periods indicated (dollars in thousands):

	4Q17			3Q17			4Q16
	Average Balance	Interest	Yield	Average Balance	Interest	Yield	Average Balance	Interest	Yield
Loan yield excluding acquisition accounting discount accretion on bank merger loans:
Total loans, as reported	$13,776,036	$152,582	4.36%	$13,609,653	$152,838	4.42%	$12,503,594	$131,481	4.14%
Less acquisition accounting discount accretion on non-PCI loans	(22,513)	2,914		(25,764)	3,587		(42,978)	4,854
Less acquisition accounting discount accretion on PCI loans	(22,605)	3,166		(28,347)	4,315		(34,360)	2,709
Total loans, excluding acquisition accounting discount accretion on bank merger loans	$13,821,154	$146,502	4.17%	$13,663,764	$144,936	4.17%	$12,580,932	$123,918	3.88%

Net interest margin on a fully tax equivalent basis, excluding acquisition accounting discount accretion on bank merger loans:
Total interest earning assets, as reported	$17,357,482	$159,876	3.63%	$17,183,299	$163,604	3.76%	$16,496,663	$152,304	3.65%
Less acquisition accounting discount accretion on non-PCI loans	(22,513)	2,914		(25,764)	3,587		(42,978)	4,854
Less acquisition accounting discount accretion on PCI loans	(22,605)	3,166		(28,347)	4,315		(34,360)	2,709
Total interest earning assets/net interest margin on a fully tax equivalent basis, excluding acquisition accounting discount accretion on bank merger loans	$17,402,600	$153,796	3.49%	$17,237,410	$155,702	3.56%	$16,574,001	$144,741	3.45%

	Year Ended December 31,
	2017			2016
	Average Balance	Interest	Yield	Average Balance	Interest	Yield
Loan yield excluding acquisition accounting discount accretion on bank merger loans:
Total loans, as reported	$13,322,342	$580,841	4.32%	$10,857,460	$458,536	4.18%
Less acquisition accounting discount accretion on non-PCI loans	(28,626)	15,340		(35,507)	19,309
Less acquisition accounting discount accretion on PCI loans	(30,984)	12,500		(26,856)	9,470
Total loans, excluding acquisition accounting discount accretion on bank merger loans	$13,381,952	$553,001	4.09%	$10,919,823	$429,757	3.89%

Net interest margin on a fully tax equivalent basis, excluding acquisition accounting discount accretion on bank merger loans:
Total interest earning assets, as reported	$16,871,875	$629,238	3.70%	$14,643,115	$546,507	3.70%
Less acquisition accounting discount accretion on non-PCI loans	(28,626)	15,340		(35,507)	19,309
Less acquisition accounting discount accretion on PCI loans	(30,984)	12,500		(26,856)	9,470
Total interest earning assets/net interest margin on a fully tax equivalent basis, excluding acquisition accounting discount accretion on bank merger loans	$16,931,485	$601,398	3.52%	$14,705,478	$517,728	3.49%

NON-INTEREST INCOME

The following table presents non-interest income (in thousands):

						Year Ended
						December 31,
	4Q17	3Q17	2Q17	1Q17	4Q16	2017	2016
Core non-interest income:
Key fee initiatives:
Mortgage banking revenue	$21,870	$27,575	$29,499	$27,779	$32,277	$106,723	$148,469
Lease financing revenue, net	23,620	23,148	18,401	21,418	19,868	86,587	73,486
Treasury management fees	15,234	14,508	14,499	14,689	14,237	58,930	50,620
Trust and asset management fees	9,024	8,702	8,498	8,520	8,442	34,744	32,872
Card fees	5,032	4,585	4,413	4,566	4,340	18,596	16,071
Capital markets and international banking service fees	3,999	4,870	3,586	3,253	4,021	15,708	13,332
Total key fee initiatives	78,779	83,388	78,896	80,225	83,185	321,288	334,850
Consumer and other deposit service fees	3,261	3,424	3,285	3,363	3,563	13,333	13,308
Brokerage fees	942	1,004	1,250	1,125	887	4,321	4,654
Loan service fees	2,197	2,114	2,037	1,969	1,952	8,317	7,457
Increase in cash surrender value of life insurance	1,511	1,321	1,301	1,288	1,316	5,421	4,075
Other operating income	2,616	3,104	2,458	2,734	2,350	10,912	9,566
Total core non-interest income	89,306	94,355	89,227	90,704	93,253	363,592	373,910
Non-core non-interest income:
Net gain on investment securities	111	83	137	231	178	562	447
Net loss on disposal of other assets	(2,016)	(180)	(4)	(123)	(749)	(2,323)	(794)
Recovery of low to moderate income real estate investment (1)	1,006	210	488	—	—	1,704	—
Increase in market value of assets held in trust for deferred compensation (1)	912	796	669	961	141	3,338	1,340
Total non-core non-interest income	13	909	1,290	1,069	(430)	3,281	993
Total non-interest income	$89,319	$95,264	$90,517	$91,773	$92,823	$366,873	$374,903

(1)	Resides in other operating income in the consolidated statements of operations.

NON-INTEREST EXPENSE

The following table presents non-interest expense (in thousands):

						Year Ended
						December 31,
	4Q17	3Q17	2Q17	1Q17	4Q16	2017	2016
Core non-interest expense: (1)
Salaries and employee benefits expense:
Salaries	$62,465	$61,992	$59,889	$58,811	$60,553	$243,157	$218,704
Commissions	8,303	9,206	9,730	8,611	10,306	35,850	40,923
Bonus and stock-based compensation	13,332	11,911	12,553	12,290	12,167	50,086	46,675
Other salaries and benefits (2)	20,153	20,922	19,173	20,264	21,023	80,512	79,532
Total salaries and employee benefits expense	104,253	104,031	101,345	99,976	104,049	409,605	385,834
Occupancy and equipment expense	16,727	15,382	15,278	15,040	15,594	62,427	56,923
Computer services and telecommunication expense	11,287	10,093	9,709	9,255	11,019	40,344	38,766
Advertising and marketing expense	3,266	2,558	3,245	3,161	3,039	12,230	11,848
Professional and legal expense	2,914	2,109	2,447	2,594	2,351	10,064	10,842
Other intangible amortization expense	1,979	2,038	2,086	2,090	2,388	8,193	7,305
Net (gain) loss recognized on other real estate owned (A)	(151)	84	706	607	(982)	1,246	(2,358)
Other real estate expense, net (A)	47	(170)	(16)	237	192	98	759
Other operating expenses	22,946	22,035	22,924	21,486	21,478	89,391	80,725
Total core non-interest expense	163,268	158,160	157,724	154,446	159,128	633,598	590,644
Non-core non-interest expense: (1)
Merger related and repositioning expenses (B)	136	1,579	7,166	258	6,491	9,139	23,712
Restructuring severance charges (C)	808	—	—	—	—	808	—
One-time bonuses (C)	2,700	—	—	—	—	2,700	—
Branch exit and facilities impairment charges	—	1,759	—	—	—	1,759	155
Contribution to MB Financial Charitable Foundation (D)	7,500	—	—	—	—	7,500	4,000
Increase in market value of assets held in trust for deferred compensation (C)	912	796	669	961	141	3,338	1,340
Total non-core non-interest expense	12,056	4,134	7,835	1,219	6,632	25,244	29,207
Total non-interest expense	$175,324	$162,294	$165,559	$155,665	$165,760	$658,842	$619,851

(1)
Letters denote the corresponding line items where these non-core non-interest expense items reside in the consolidated statements of operations as follows:  A – net loss (gain) recognized on other real estate owned and other expense, B – see merger related and repositioning expenses table below, C – salaries and employee benefits and D – other operating expenses.

(2)	Includes payroll taxes, 401(k) and profit sharing contributions, overtime and temporary help expenses.

The following table presents the detail of the merger related and repositioning expenses (in thousands):

						Year Ended
						December 31,
	4Q17	3Q17	2Q17	1Q17	4Q16	2017	2016
Merger related and repositioning expenses (1):
Salaries and employee benefits expense	$574	$988	$552	$614	$4,238	$2,728	$13,327
Occupancy and equipment expense	119	—	6	4	95	129	207
Computer services and telecommunication expense	17	(31)	76	185	781	247	4,702
Advertising and marketing expense	5	—	—	—	6	5	123
Professional and legal expense	43	—	3	97	158	143	2,037
Branch exit and facilities impairment charges (2)	(327)	1,014	6,589	(682)	—	6,594	(2,864)
Contingent consideration expense (3)	(454)	—	—	—	1,000	(454)	3,703
Other operating expenses	159	(392)	(60)	40	213	(253)	2,477
Total merger related and repositioning expenses	$136	$1,579	$7,166	$258	$6,491	$9,139	$23,712

(1)	Primarily includes costs incurred in connection with the American Chartered merger.

(2)
Includes gains on previously closed branch facilities, costs associated with office space reconfiguration in the third quarter of 2017, exit charges on branches closed in the second quarter of 2017 as a result of the American Chartered merger, a gain on the sale of a branch in the first quarter of 2017, and a reversal of an exit cost due to a favorable lease termination in the third quarter of 2016 on a branch acquired through the Taylor Capital merger.

(3)
Includes an increase in our contingent consideration accrual for our acquisition of Celtic Leasing Corp. as a result of stronger lease residual performance than previously estimated. Also includes a decrease in our contingent consideration accrual for our acquisition of MSA Holdings, LLC. Resides in other operating expenses in the consolidated statements of operations.

The following table presents an alternative view of non-interest expense for the periods presented (dollars in thousands):

						Year Ended
						December 31,
	4Q17	3Q17	2Q17	1Q17	4Q16	2017	2016
Core non-interest expense (1)	$163,268	$158,160	$157,724	$154,446	$159,128	$633,598	$590,644
Less commissions (2)	8,303	9,206	9,730	8,611	10,306	35,850	40,923
Less net loss (gain) recognized on other real estate owned (3)	(151)	84	706	607	(982)	1,246	(2,358)
Plus day count adjustment for constant 92 days of salary expense (4)	—	—	658	1,307	—	—	—
Less non-repeatable 4Q17 expenses	2,600
Run-rate of non-interest expense	$152,516	$148,870	$147,946	$146,535	$149,804	$596,502	$552,079
Percent change from prior period	+2.4%	+0.6%	+1.0%	-2.2%		+8.0%

(1)	See "Non-interest Expense" section for reconciliation of core non-interest expense to total non-interest expense as reported.

(2)	Resides in salaries and employee benefits expense on the consolidated statements of operations.

(3)	Resides in net loss (gain) recognized on other real estate owned and other expense on the consolidated statements of operations.

(4)	Adjustment adds one extra day of salary expense to the second quarter of 2017 and two days to the first quarter of 2017 for comparability purposes. No adjustments made to full year.

The increase in run-rate of non-interest expense was $3.6 million in the fourth quarter of 2017 compared to the prior quarter. Non-interest expenses increased by approximately $850 thousand during the fourth quarter of 2017 as a result of the staff transferred from Busey in December 2017. This $850 thousand represents less than a full month of expense (a full quarter of expense would have been approximately $3.6 million, excluding commissions).

INCOME TAX EXPENSE

The following table presents information on our income tax rate (dollars in thousands):

						Year Ended
						December 31,
	4Q17	3Q17	2Q17	1Q17	4Q16	2017	2016
Income before income taxes - as reported	$63,745	$85,400	$64,253	$75,417	$69,655	$288,815	$253,380
Tax at Federal statutory rate (35%)	22,310	29,890	22,489	26,396	24,379	101,085	88,683

Increase (decrease) due to:
Tax exempt income, net	(4,673)	(4,665)	(4,815)	(4,900)	(5,025)	(19,053)	(19,646)
State tax expense (benefit), net of Federal impact	3,103	4,101	2,727	2,764	3,234	12,695	10,030
Other items, net	1,131	(802)	261	807	320	1,397	1,631
Tax expense before discrete items	21,871	28,524	20,662	25,067	22,908	96,124	80,698
Income tax rate before discrete items (effective tax rate)	34.3%	33.4%	32.2%	33.2%	32.9%	33.3%	31.8%

Discrete tax expense (benefit) items (1)	1,919	(1,643)	(220)	(2,738)	(849)	(2,682)	(2,954)
Discrete tax benefit corporate tax rate changes (2)	(104,239)	(2,324)	—	—	—	(106,563)	—
Discrete tax expense (benefit) merger related items (3)	—	—	(655)	(1,449)	405	(2,104)	1,500
Income tax (benefit) expense - as reported	$(80,449)	$24,557	$19,787	$20,880	$22,464	$(15,225)	$79,244
Income tax rate	(126.2)%	28.8%	30.8%	27.7%	32.3%	(5.3)%	31.3%

(1)
Includes tax benefits on the vesting of restricted shares, exercise of options and other compensation as well as the $2.1 million increase in state income tax accruals as a result of income allocation to high income tax rate jurisdictions for the fourth quarter of 2017.

(2)
Includes tax benefit due to the impact of the Illinois state income tax rate increase (effective July 1, 2017) on our deferred tax assets and the impact of the Federal income tax rate decrease due to the Tax Cuts and Jobs Act of 2017 (enacted on December 22, 2017) on our net deferred tax liabilities.

(3)	Includes reversals of a tax liability no longer needed specifically related to two entities we acquired and certain non-deductible merger related items.

We estimate that our effective tax rate in 2018 will be reduced by approximately 10%, due to the TCJ Act, to 24%.

NON-GAAP FINANCIAL INFORMATION

This document contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP). These measures include operating earnings, core non-interest income, core non-interest income to revenues (with non-core items excluded from both core non-interest income and revenues), core non-interest expense, non-core non-interest income, and non-core non-interest expense, net interest income on a fully tax equivalent basis, net interest margin on a fully tax equivalent basis, net interest margin on a fully tax equivalent basis excluding acquisition accounting discount accretion on bank merger loans, efficiency ratio, and the ratio of annualized net non-interest expense to average assets with net gains on investment securities, net losses on disposal of other assets, recovery of low to moderate income real estate investment and increase in market value of assets held in trust for deferred compensation excluded from the non-interest income components of these ratios and branch exit and facilities impairment charges, merger related and repositioning expenses, restructuring severance charges, one-time bonuses, increase in market value of assets held in trust for deferred compensation, and contribution to MB Financial Charitable Foundation excluded from the non-interest expense components of these ratios, with tax equivalent adjustment for tax-exempt interest income and increase in cash surrender value of life insurance, as applicable; ratios of tangible equity to tangible assets, tangible common equity to tangible assets, and tangible common equity to risk-weighted assets; tangible book value per common share; annualized operating return on average assets, annualized operating return on average common equity, annualized cash return on average tangible common equity, and annualized cash operating return on average tangible common equity. Our management uses these non-GAAP measures, together with the related GAAP measures, in its analysis of our performance and in making business decisions. Management also uses these measures for peer comparisons.

Management believes that operating earnings, core and non-core non-interest income, and core and non-core non-interest expense are useful in assessing our core operating performance and in understanding the primary drivers of our non-interest income and non-interest expense when comparing periods.

Management believes that operating earnings adjusted for merger related and repositioning expenses is a useful measure because it excludes expenses that can significantly fluctuate from acquisition to acquisition. In addition, management believes that excluding these expenses provides investors and analysts a measure to better understand the Company's primary operations when comparing the periods presented in the earnings release.

The tax equivalent adjustment to net interest income, net interest margin, tax-exempt interest income, and increase in cash surrender value of life insurance recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate. Management believes that it is a standard practice in the banking industry to present net interest income and net interest margin on a fully tax equivalent basis, and accordingly believes that providing these measures may be useful for peer comparison purposes. For the same reasons, management believes that the tax equivalent adjustments to tax-exempt interest income and increase in cash surrender value of life insurance are useful.

Management also believes that by excluding net gains on investment securities, net losses on disposal of other assets, recovery of low to moderate income real estate investment, and increase in market value of assets held in trust for deferred compensation from the non-interest income components, and excluding branch exit and facilities impairment charges, merger related and repositioning expenses, restructuring severance charges, one-time bonuses, increase in market value of assets held in trust for deferred compensation, and contribution to MB Financial Charitable Foundation from the non-interest expense components, of the efficiency ratio and the ratio of annualized net non-interest expense to average assets, these ratios better reflect our core operating performance, as the excluded items do not pertain to our core business operations and their exclusion makes these ratios more meaningful when comparing our operating results from period to period.

The other measures exclude the acquisition-related goodwill and other intangible assets, net of tax benefit, in determining tangible assets, tangible equity, tangible common equity and average tangible common equity and exclude other intangible amortization expense, net of tax benefit, in determining net cash flow available to common stockholders. Management believes the presentation of these other financial measures, excluding the impact of such items, provides useful supplemental information that is helpful in understanding our financial results, as they provide a method to assess management’s success in utilizing our tangible capital, as well as our capital strength. Management also believes that providing measures that exclude balances of acquisition-related goodwill and other intangible assets, which are subjective components of valuation, facilitates the comparison of our performance with the performance of our peers. In addition, management believes that these are standard financial measures used in the banking industry to evaluate performance.

The non-GAAP disclosures contained herein should not be viewed as substitutes for the results determined to be in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Reconciliations of net interest margin on a fully tax equivalent basis to net interest margin and net interest margin on a fully tax equivalent basis excluding acquisition accounting discount accretion on bank merger loans to net interest margin are contained in the tables under “Net Interest Margin.” A reconciliation of tangible book value per common share to book value per common share is contained in the

“Selected Financial Data” table. Reconciliations of core and non-core non-interest income and non-interest expense to non-interest income and non-interest expense are contained in the tables under “Non-interest Income” and “Non-interest Expense.”

The following table presents a reconciliation of tangible equity to stockholders' equity (in thousands):

	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016
Stockholders' equity - as reported	$3,009,823	$2,692,092	$2,648,280	$2,616,428	$2,579,209
Less: goodwill	1,003,548	999,925	999,925	999,925	1,001,038
Less: other intangible assets, net of tax benefit	40,116	36,884	38,209	39,565	40,923
Tangible equity	$1,966,159	$1,655,283	$1,610,146	$1,576,938	$1,537,248

The following table presents a reconciliation of tangible assets to total assets (in thousands):

	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016
Total assets - as reported	$20,086,940	$20,116,535	$19,965,057	$19,146,062	$19,302,317
Less: goodwill	1,003,548	999,925	999,925	999,925	1,001,038
Less: other intangible assets, net of tax benefit	40,116	36,884	38,209	39,565	40,923
Tangible assets	$19,043,276	$19,079,726	$18,926,923	$18,106,572	$18,260,356

The following table presents a reconciliation of tangible common equity to common stockholders' equity (in thousands):

	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016
Common stockholders' equity - as reported	$2,699,824	$2,576,812	$2,532,708	$2,500,856	$2,463,637
Less: goodwill	1,003,548	999,925	999,925	999,925	1,001,038
Less: other intangible assets, net of tax benefit	40,116	36,884	38,209	39,565	40,923
Tangible common equity	$1,656,160	$1,540,003	$1,494,574	$1,461,366	$1,421,676

The following table presents a reconciliation of average tangible common equity to average common stockholders’ equity (in thousands):

						Year Ended
						December 31,
	4Q17	3Q17	2Q17	1Q17	4Q16	2017	2016
Average common stockholders' equity	$2,579,896	$2,546,744	$2,511,271	$2,472,771	$2,441,809	$2,528,015	$2,161,405
Less: average goodwill	1,001,027	999,925	999,925	1,001,005	994,053	1,000,469	820,526
Less: average other intangible assets, net of tax benefit	36,049	37,346	38,836	40,052	41,471	38,058	32,566
Average tangible common equity	$1,542,820	$1,509,473	$1,472,510	$1,431,714	$1,406,285	$1,489,488	$1,308,313

The following table presents a reconciliation of net cash flow available to common stockholders to net income available to common stockholders (in thousands):

						Year Ended
						December 31,
	4Q17	3Q17	2Q17	1Q17	4Q16	2017	2016
Net income available to common stockholders - as reported	$142,194	$58,841	$42,464	$52,534	$45,186	$296,033	$166,127
Add: other intangible amortization expense, net of tax benefit	1,286	1,325	1,356	1,359	1,552	5,325	4,748
Net cash flow available to common stockholders	$143,480	$60,166	$43,820	$53,893	$46,738	$301,358	$170,875

The following table presents a reconciliation of net income to operating earnings (dollars in thousands, except per share data):

						Year Ended
						December 31,
	4Q17	3Q17	2Q17	1Q17	4Q16	2017	2016
Net income - as reported	$144,194	$60,843	$44,466	$54,537	$47,191	$304,040	$174,136
Less non-core items:
Net gain on investment securities	111	83	137	231	178	562	447
Net loss on disposal of other assets	(2,016)	(180)	(4)	(123)	(749)	(2,323)	(794)
Recovery of low to moderate income real estate investment	1,006	210	488	—	—	1,704	—
Increase in market value of assets held in trust for deferred compensation - other operating income	912	796	669	961	141	3,338	1,340
Merger related and repositioning expenses	(136)	(1,579)	(7,166)	(258)	(6,491)	(9,139)	(23,712)
Restructuring severance charges	(808)	—	—	—	—	(808)	—
One-time bonuses	(2,700)	—	—	—	—	(2,700)	—
Branch exit and facilities impairment charges	—	(1,759)	—	—	—	(1,759)	(155)
Contribution to MB Financial Charitable Foundation	(7,500)	—	—	—	—	(7,500)	(4,000)
Increase in market value of assets held in trust for deferred compensation - other operating expense	(912)	(796)	(669)	(961)	(141)	(3,338)	(1,340)
Total non-core items	(12,043)	(3,225)	(6,545)	(150)	(7,062)	(21,963)	(28,214)
Income tax expense on non-core items	(4,618)	(1,283)	(2,598)	(59)	(2,406)	(8,558)	(10,060)
Income tax expense - other (1)	(104,239)	—	(655)	(1,449)	—	(106,343)	—
Income tax benefit resulting from early adoption of new stock-based compensation guidance	—	—	—	—	—	—	(1,793)
Non-core items, net of tax	96,814	(1,942)	(3,292)	1,358	(4,656)	92,938	(16,361)
Operating earnings	47,380	62,785	47,758	53,179	51,847	211,102	190,497
Dividends on preferred shares	2,000	2,002	2,002	2,003	2,005	8,007	8,009
Operating earnings available to common stockholders	$45,380	$60,783	$45,756	$51,176	$49,842	$203,095	$182,488
Diluted operating earnings per common share	$0.53	$0.72	$0.54	$0.60	$0.59	$2.39	$2.34
Weighted average common shares outstanding for diluted operating earnings per common share	84,964,759	84,779,797	84,767,414	84,778,130	84,674,181	84,823,456	77,976,121

(1)
The fourth quarter of 2017 includes the reversal of deferred tax liability as a result of the decrease in Federal income tax rate effective January 1, 2018 due to the Tax Cuts and Jobs Act of 2017. The first and second quarters of 2017 include reversals of a tax liability no longer needed specifically related to two entities we acquired.

The following table presents the efficiency ratio calculation (dollars in thousands):

						Year Ended
						December 31,
	4Q17	3Q17	2Q17	1Q17	4Q16	2017	2016
Non-interest expense	$175,324	$162,294	$165,559	$155,665	$165,760	$658,842	$619,851
Less merger related and repositioning expenses	136	1,579	7,166	258	6,491	9,139	23,712
Less restructuring severance charges	808	—	—	—	—	808	—
Less one-time bonuses	2,700	—	—	—	—	2,700	—
Less branch exit and facilities impairment charges	—	1,759	—	—	—	1,759	155
Less contribution to MB Financial Charitable Foundation	7,500	—	—	—	—	7,500	4,000
Less increase in market value of assets held in trust for deferred compensation	912	796	669	961	141	3,338	1,340
Non-interest expense - as adjusted	$163,268	$158,160	$157,724	$154,446	$159,128	$633,598	$590,644

Net interest income	$153,393	$156,947	$148,994	$143,043	$145,214	$602,377	$517,891
Tax equivalent adjustment	6,483	6,657	6,800	6,921	7,090	26,861	28,616
Net interest income on a fully tax equivalent basis	159,876	163,604	155,794	149,964	152,304	629,238	546,507
Plus non-interest income	89,319	95,264	90,517	91,773	92,823	366,873	374,903
Plus tax equivalent adjustment on the increase in cash surrender value of life insurance	814	711	701	694	709	2,919	2,194
Less net gain on investment securities	111	83	137	231	178	562	447
Less net loss on disposal of other assets	(2,016)	(180)	(4)	(123)	(749)	(2,323)	(794)
Less recovery of low to moderate income real estate investment	1,006	210	488	—	—	1,704	—
Less increase in market value of assets held in trust for deferred compensation	912	796	669	961	141	3,338	1,340
Non-interest income - as adjusted	90,120	95,066	89,928	91,398	93,962	366,511	376,104
Total revenue - as adjusted and on a fully tax equivalent basis	$249,996	$258,670	$245,722	$241,362	$246,266	$995,749	$922,611

Efficiency ratio	65.31%	61.14%	64.19%	63.99%	64.62%	63.63%	64.02%
Efficiency ratio (without adjustments)	72.24%	64.35%	69.12%	66.29%	69.64%	67.97%	69.43%

The following table presents the annualized net non-interest expense to average assets ratio calculation (dollars in thousands):

						Year Ended
						December 31,
	4Q17	3Q17	2Q17	1Q17	4Q16	2017	2016
Non-interest expense - as adjusted (1)	$163,268	$158,160	$157,724	$154,446	$159,128	$633,598	$590,644
Less non-interest income - as adjusted (1)	90,120	95,066	89,928	91,398	93,962	366,511	376,104
Net non-interest expense - as adjusted	$73,148	$63,094	$67,796	$63,048	$65,166	$267,087	$214,540
Average assets	$20,166,673	$19,945,855	$19,389,463	$19,002,982	$19,192,747	$19,630,307	$16,924,472
Annualized net non-interest expense to average assets	1.44%	1.25%	1.40%	1.35%	1.35%	1.36%	1.27%
Annualized net non-interest expense to average assets (without adjustments)	1.70%	1.34%	1.56%	1.35%	1.51%	1.49%	1.45%

(1)	See "Efficiency Ratio Calculation" table for reconciliation of this item.

The following table presents the core non-interest income to revenues ratio calculation (dollars in thousands):

						Year Ended
						December 31,
	4Q17	3Q17	2Q17	1Q17	4Q16	2017	2016
Non-interest income - as adjusted (1)	$90,120	$95,066	$89,928	$91,398	$93,962	$366,511	$376,104
Total revenue - as adjusted and on a fully tax equivalent basis (1)	$249,996	$258,670	$245,722	$241,362	$246,266	$995,749	$922,611
Core non-interest income to revenues ratio	36.05%	36.75%	36.60%	37.87%	38.15%	36.81%	40.77%
Non-interest income to revenues ratio (without adjustments)	36.80%	37.77%	37.79%	39.08%	39.00%	37.85%	41.99%

(1)	See "Efficiency Ratio Calculation" table for reconciliation of this item.